Exhibit 99.1

News Release

U.S. Bancorp announces redemption of all outstanding depositary shares representing interests in its Series H non-cumulative perpetual preferred stock

MINNEAPOLIS (December 9, 2020) — U.S. Bancorp today announced that it will redeem on January 15, 2021 all of its outstanding Series H Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (the “Series H Preferred Stock”), and the corresponding depositary shares, each representing a 1/1,000th interest in a share of the Series H Preferred Stock (the “Series H Depositary Shares”). The Series H Preferred Stock will be redeemed at a redemption price per share equal to $25,000 (equivalent to $25 per Series H Depositary Share). Because the redemption date is also a dividend payment date, the redemption price does not include any declared and unpaid dividends. The regular quarterly dividend, in an amount equal to $321.88 per share of Series H Preferred Stock (equivalent to $0.32188 per Series H Depositary Share), for the full current quarterly dividend period from, and including, October 15, 2020 to, but excluding, January 15, 2021 will be paid separately in the customary manner on January 15, 2021 to holders of record on December 31, 2020.

The Series H Depositary Shares (NYSE: USB.PrO; CUSIP No. 902973791) are held in book-entry form through The Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. Upon redemption, the Series H Preferred Stock and the Series H Depositary Shares will no longer be outstanding and all rights with respect to such stock and depositary shares will cease and terminate, except the right to payment of the redemption price. Also upon redemption, the Series H Depositary Shares will be delisted from trading on the New York Stock Exchange.

Payment to DTC will be made by U.S. Bank National Association, U.S. Bancorp’s redemption agent for the Series H Depositary Shares. Questions regarding redemption of the Series H Depositary Shares or the procedures therefor may be referred to U.S. Bank National Association at 111 Fillmore Avenue East, St. Paul, MN 55107-1402, Attention: Corporate Trust Services, Telephone No.: (800) 934-6802.

This news release does not constitute a notice of redemption under the certificate of designations governing the Series H Preferred Stock or the deposit agreement governing the Series H Depositary Shares and is qualified in its entirety by reference to the notice of redemption issued by U.S. Bancorp.

About U.S. Bancorp

U.S. Bancorp, with more than 70,000 employees and $540 billion in assets as of September 30, 2020, is the parent company of U.S. Bank National Association, the fifth-largest commercial bank in the United States. The Minneapolis-based bank blends its relationship teams, branches and ATM network with mobile and online tools that allow customers to bank how, when and where they prefer. U.S. Bank is committed to serving its millions of retail, business, wealth management, payment, commercial and corporate, and investment services customers across the country and around the world as a trusted financial partner, a commitment recognized by the Ethisphere Institute naming the bank one of the 2020 World’s Most Ethical Companies. Visit U.S. Bank at www.usbank.com or follow on social media to stay up to date with company news.

Forward-looking statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. The forward-looking statements contained in this news release include, among other things, the anticipated redemption by U.S. Bancorp of the Series H Preferred Stock and the corresponding Series H Depositary Shares. There can be no assurance that U.S. Bancorp will complete the redemption.

These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting U.S. Bancorp, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; civil unrest; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2019, on file with the Securities and Exchange Commission, including the sections entitled “Corporate Risk Profile” and “Risk Factors” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including the section entitled “Risk Factors” in the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020. In addition, factors other than these risks also could adversely affect U.S. Bancorp’s results, and the reader should not consider these risks to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

Investor contact: Jennifer Thompson, U.S. Bancorp Investor Relations

jen.thompson@usbank.com, 612.303.0778, @usbank_news

Media contact: Jeff Shelman, U.S. Bancorp Public Affairs and Communications

jeffrey.shelman@usbank.com, 612.422.1423, @usbank_news

2